UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2024

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-41655 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On November 3, 2024, NioCorp Developments Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as underwriter (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriter in a public offering registered under the Securities Act (as defined below) (the “Offering”) (i) 1,592,356 common shares, without par value, of the Company (“Common Shares”), (ii) 1,592,356 Series A warrants (the “Series A Public Warrants”) to purchase up to an additional 1,592,356 Common Shares and (iii) 796,178 Series B warrants (the “Series B Public Warrants”, together with the Series A Public Warrants, the “Public Warrants”) to purchase up to an additional 796,178 Common Shares, in combinations of one Common Share, one Series A Public Warrant and one-half of one Series B Public Warrant at a combined public offering price of $1.57 per Common Share and accompanying Public Warrants, less the combined Underwriter’s discount of $0.1099 per Common Share and accompanying Public Warrants. The Offering closed on November 5, 2024.

Under the terms of the Underwriting Agreement, the Company granted the Underwriter a 45-day over-allotment option to purchase up to (i) 238,853 additional Common Shares and (ii) 358,280 Option Warrants (as defined below) to purchase up to an aggregate of 358,280 Common Shares. “Option Warrant” means one Series A Public Warrant combined with one-half of one Series B Public Warrant. On November 4, 2024, the Underwriter partially exercised its over-allotment option to purchase 79,734 additional Series A Public Warrants to purchase an additional 79,734 Common Shares and 39,867 additional Series B Public Warrants to purchase an additional 39,867 Common Shares, and the numbers above reflect that exercise.

On November 5, 2024, the Company entered into a Warrant Agency Agreement (the “Warrant Agency Agreement”) with Computershare Inc. and its affiliate, Computershare Trust Company, N.A., together as warrant agent, setting forth the terms and conditions of the Public Warrants. Each Series A Public Warrant is exercisable for one Common Share at a price per Common Share of $1.75. The Series A Public Warrants may be exercised at any time on or after the date of issuance and will expire on November 5, 2026. The Series A Public Warrants contain provisions that prohibit exercise if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise. A holder of Series A Public Warrants may increase or decrease this percentage to a percentage not in excess of 9.99% by providing notice to the Company, which increase will not be effective until at least 61 days following such notice. Series A Public Warrant holders will not have the rights or privileges of a holder of Common Shares with respect to the Common Shares underlying such Series A Public Warrants, including any voting rights, until the holder exercises such Series A Public Warrants. There is no established trading market for the Series A Public Warrants and the Company does not expect a market to develop. In addition, the Company does not intend to apply for the listing of the Series A Public Warrants on any national securities exchange or other trading market.

Each Series B Public Warrant is exercisable for one Common Share at a price per Common Share of $2.07. The Series B Public Warrants may be exercised at any time beginning six months and one day from the date of issuance and will expire on November 5, 2029. The Series B Public Warrants contain provisions that prohibit exercise if the holder, together with its affiliates, would beneficially own more than 4.99% of the number of Common Shares outstanding immediately after giving effect to such exercise. A holder of Series B Public Warrants may increase or decrease this percentage to a percentage not in excess of 9.99% by providing notice to the Company, which increase will not be effective until at least 61 days following such notice. Series B Public Warrant holders will not have the rights or privileges of a holder of Common Shares with respect to the Common Shares underlying such Series B Public Warrants, including any voting rights, until the holder exercises such Series B Public Warrants. There is no established trading market for the Series B Public Warrants and the Company does not expect a market to develop. In addition, the Company does not intend to apply for the listing of the Series B Public Warrants on any national securities exchange or other trading market.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides customary indemnification by each of the Company and the Underwriter, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, for a period of 12 months after the closing of the Offering, the Underwriter will have a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or convertible debt offerings for which the Company retains the services of an underwriter, agent, advisor or finder.

In addition, pursuant to the terms of the Underwriting Agreement, the Company’s executive officers and directors entered into lock-up agreements in substantially the form included as an exhibit to the Underwriting Agreement, providing for a 90-day “lock-up” period with respect to sales of Common Shares and securities that are exchange or exercisable for Common Shares, subject to certain exceptions. In addition, subject to certain exceptions, the Company has agreed, (i) for a period of 90 days following the date of the closing of the Offering, not to, and to cause our subsidiaries not to, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or any securities that are convertible into, or exchangeable or exercisable for, Common Shares and (ii) for a period of 90 days following the date of the closing of the Offering, issue any securities that are subject to a price reset based on the trading prices of our Common Shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price. The foregoing restrictions may be waived by the Underwriter at its discretion.

The Offering was made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-280176) (the “Registration Statement”), which was filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2024 and declared effective by the SEC on June 27, 2024, as supplemented by a prospectus supplement, dated November 3, 2024, filed with the SEC on November 5, 2024.

The net proceeds from the Offering were approximately $1.39 million, after deducting underwriting discounts and commissions and estimated offering expenses but before giving effect to the sale of any additional Common Shares or additional Public Warrants pursuant to the Underwriter’s over-allotment option or the exercise of any Public Warrants.

The foregoing description of the Underwriting Agreement is qualified in its entirety by the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Warrant Agency Agreement and the Public Warrants are qualified in their entirety by the full text of the Warrant Agency Agreement, Form of Series A Public Warrant and Form of Series B Public Warrant, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 5, 2024, the Company issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Such exhibit and the information set forth therein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Item 8.01	Other Events.

In connection with the Offering, the Company is filing herewith the following exhibits to the Registration Statement:

1.	the Underwriting Agreement;
2.	the Warrant Agency Agreement;
3.	Form of Series A Public Warrant;
4.	Form of Series B Public Warrant;
5.	Opinion of Blake, Cassels & Graydon LLP;

6.	Opinion of Jones Day;
7.	Consent of Blake, Cassels & Graydon LLP; and
8.	Consent of Jones Day.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of November 3, 2024, by and between NioCorp Developments Ltd. and Maxim Group LLC
4.1	Warrant Agency Agreement, dated as of November 5, 2024, by and between NioCorp Developments Ltd., Computershare Inc. and Computershare Trust Company, N.A.
4.2	Form of Series A Public Warrant
4.3	Form of Series B Public Warrant
5.1	Opinion of Blake, Cassels & Graydon LLP
5.2	Opinion of Jones Day
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of Jones Day (included in Exhibit 5.2)
99.1	Press Release, dated November 5, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: November 5, 2024	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer